Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Revenue Increases 58.9% to $13.5 Million for the Third Quarter 2022

Achieves $4.1 Million of Net Income Attributable to Common Shareholders and $5.2 Million of Non-GAAP Adjusted Earnings, Representing Earnings Per Share of $0.11 and $0.13, Respectively

Conference Call and Webcast to be Held at 8:00 AM EST on Thursday, November 10, 2022

Branford, Connecticut, November 9, 2022 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the third quarter ended September 30, 2022. The company will host a conference call tomorrow, Thursday, November 10, 2022, at 8:00 a.m. Eastern Standard Time to discuss in greater detail its financial condition and operating results for the third quarter ended September 30, 2022, as well as its outlook for the balance of the year.

John Villano, CPA, the company’s Chief Executive Officer stated: “Revenue for the third quarter of 2022 increased 58.9% to $13.5 million and we achieved $4.1 million of net income attributable to common shareholders, as well as $5.2 million of non-GAAP Adjusted Earnings, reflecting the strength of our business and specifically our loan portfolio in a very challenging interest rate environment. We continue to take appropriate measures to further reduce risk and insulate our loan portfolio, including additional enhancements to our underwriting process and limiting the term of new loans. In addition, we recently announced the acquisition of Urbane New Haven, LLC, which brings expertise in all phases of development and construction, including architecture, design, contracting, and marketing. This acquisition provides us the ability to reduce risks associated with distressed properties, as well as provide us with new income streams to help ensure the highest level of oversight and planning diligence on all construction projects. In turn, we believe this acquisition should enable us to take on larger and more profitable construction loans, as well as further vertically integrate our lending platform. Importantly, we continue to witness strong demand for our loan products as developers prefer to borrow from us because of the flexibility we provide in structuring loans to suit their needs, as well as our ability to close quickly. Overall, our business model has proven to be highly scalable and resilient, as evidenced by our continued strong performance during the quarter.”

Results of operations- three months ended September 30, 2022

Total revenue for the three months ended September 30, 2022, was approximately $13.5 million compared to approximately $8.5 million for the three months ended September 30, 2021, an increase of approximately $5.0 million, or 58.9%. The increase in revenue is primarily attributable to an increase in our lending operations. For the 2022 period, interest income was approximately $11.5 million compared to approximately $6.1 million for the 2021 period, representing an increase of approximately $5.4 million or 89.5%. Origination and modification fees were approximately $1.7 million compared to approximately $1.3 million for the 2021 period, representing an increase of approximately $400,000 or 31.6%. For the three months ended September 30, 2022, revenue was partially offset by approximately $1.1 million of unrealized losses on investment securities. There was no such offset in the comparable 2021 period.

Total operating costs and expenses for three months ended September 30, 2022, were approximately $8.5 million compared to approximately $4.2 million for the three months ended September 30, 2021, an increase of approximately $4.3 million, or 101.0%. The increase in operating costs and expenses is primarily attributable to the increase in our indebtedness, which was the fuel for our revenue growth, and an increase in the cost of funds. In the 2022 period, interest and amortization of deferred financing costs was approximately $6 million compared to approximately $2.6 million in the same 2021 period, an increase of approximately $3.4 million or 130.7%. The balance of the increase in operating expenses was primarily attributable to (i) compensation, fees and taxes which increased approximately $738,000, a 95.7% increase over the comparable 2021 amount, and (ii) general and administrative expenses, which increased approximately $237,500, a 49.6% increase over the comparable 2021 amount.

For the quarter ended September 30, 2022, we reported an unrealized loss on investment securities of approximately $132,000 reflecting a decrease in the market value of certain securities since June 30, 2022. For the quarter ended September 30, 2021, we reported an unrealized loss on investment securities of approximately $500,000 reflecting the decrease in the market value of certain securities since June 30, 2021.

Net income attributable to common shareholders for the three months ended September 30, 2022, was approximately $4.1 million, or $0.11 per share, compared to approximately $3.4 million, or $0.12 per share for the three months ended September 30, 2021.

Results of operations- nine months ended September 30, 2022

Total revenue for the nine months ended September 30, 2022, was approximately $36.4 million compared to approximately $20.9 million for the nine months ended September 30, 2021, an increase of approximately $15.5 million, or 73.7%. The increase in revenue is primarily attributable to the growth in our lending operations. For the 2022 period, interest income was approximately $30.5 million compared to approximately $15.3 million for the 2021 period, representing an increase of approximately $15.2 million or 99.2%. Origination and modification fees increased to approximately $5.8 million for the 2022 period compared to approximately $2.8 million for the 2021 period, an increase of approximately $3.0 million, or 106.6%. Income from partnership investments increased to approximately $1.1 million for the 2022 period compared to approximately $90,000 for the 2021, an increase of approximately $1.0 million. Fee and other income was approximately $2.0 million for the 2022 period compared to approximately $1.9 million for the 2021 period, an increase of approximately $100,000. For the nine months ended September 30, 2022, revenue was offset by approximately $3.6 million of unrealized losses on investment securities. There was no such offset in the comparable 2021 period.

Total operating costs and expenses for nine months ended September 30, 2022, were approximately $21.8 million compared to approximately $11.9 million for the nine months ended September 30, 2021, an increase of approximately $9.9 million, or 82.6%. The increase in operating costs and expenses is primarily attributable to the increase in our overall indebtedness and the increase in our cost of funds. In the 2022 period, interest and amortization of deferred financing costs was approximately $15.1 million compared to approximately $7.5 million in the same 2021 period, an increase of $7.6 million, or 100.0%. The balance of the increase in operating expenses was attributable to (i) compensation, fees and taxes which increased approximately $1.5 million, or 69.7%, (ii) general and administrative expenses which increased approximately $625,000, or 45.6%, and (iii) impairment loss which increased approximately $322,000, or 68.6%.

For the nine months ended September 30, 2022, we reported an unrealized loss on investment securities of approximately $81,500 reflecting the decrease in the market value of such securities since December 31, 2021. For the nine months ended September 30, 2021, we reported an unrealized loss on investment securities of approximately $612,000 reflecting the decrease in the market value of such securities since December 31, 2020.

Net income attributable to common shareholders for the nine months ended September 30, 2022 was approximately $11.9 million, or $0.32 per share, compared to $8.1 million, or $0.32 per share for the nine months ended September 30, 2021.

Non-GAAP Metrics -- Adjusted Earnings

We invest our excess cash in marketable securities. Under GAAP, those securities are required to be “marked to market” at the end of each reporting period. Accordingly, if the value of certain of those securities increases, the increase is reported as revenue, whereas the remaining increase is reported as a change in accumulated other comprehensive income. On the other hand, if the value decreases, as has been the case in the first three quarters of 2022, the decrease in value of certain of the securities reduces our revenues. For income tax purposes, we do not report the gain or loss on those securities until they are sold. This creates a discrepancy between our GAAP net income and our taxable income. To maintain our status as a REIT, we are required to distribute, on an annual basis, at least 90% of our taxable income. Thus, to give our shareholders a better perspective of our taxable income, we use a metric called Adjusted Earnings.

Adjusted Earnings is calculated as net income attributable to common shareholders, prior to the effect unrealized gains (losses) on securities available-for-sale. Adjusted Earnings should be examined in conjunction with net income (loss) as shown in our statements of comprehensive income. Adjusted Earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Earnings indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Earnings is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance. It should be noted that our manner of calculating Adjusted Earnings may differ from the calculations of similarly-titled measures by other companies. In addition, there may be other differences between GAAP and tax accounting that would impact Adjusted Earnings, which are not reflected in the table below.

	For the Three Month Period Ended September 30, 2022	For the Nine Month Period Ended September 30, 2022
Adjusted Earnings:
Net income attributable to common shareholders	$4,131,873	$11,867,385
Add: Unrealized losses on investment securities	1,076,836	3,607,498
Adjusted earnings attributable to common shareholders	$5,208,709	$15,474,883

For the three months ended September 30, 2022, Adjusted Earnings per share was $0.13. For the nine months ended September 30, 2022, Adjusted Earnings per share was $0.42. There were no unrealized gains or losses on investment securities reported in net income for the three- and nine-month periods ended September 30, 2021.

Financial Condition

Total assets at September 30, 2022 were approximately $561.8 million compared to approximately $418.0 million at December 31, 2021, an increase of approximately $143.8 million, or 34.4%. The increase was due primarily to the increase of our mortgage loan portfolio of approximately $156.2 million, an increase in investments in partnerships of approximately $16.5 million, offset in part by a decrease in cash and cash equivalents and investment securities of approximately $32.8 million.

Total liabilities at September 30, 2022, were approximately $342.5 million compared to approximately $237.9 million at December 31, 2021, an increase of approximately $104.6 million, or 44.0%. This increase is principally due to increases in the repurchase facility of approximately $24.0 million, or 125.8%, and the notes payable, net of deferred financing costs, of approximately $119.0 million, or 74.1%, offset primarily by decreases in the accounts payable and accrued liabilities and accrued dividends of approximately $3.5 million, line of credit of approximately $29.6 million and advances from borrowers of approximately $5.1 million.

Total shareholders’ equity at September 30, 2022 was approximately $219.3 million compared to approximately $180.1 million at December 31, 2021, an increase of approximately $39.2 million, or 21.8%. This increase was due primarily to net proceeds of $36.7 million from the sale of common shares and our net income attributable to common shareholders of approximately $11.9 million, offset by dividends paid on our Series A Preferred Stock and common shares of $2.8 million and $9.6 million, respectively.

The company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders and the company intends to comply with this requirement for the current year.

Investor Conference Call

The company will host a conference call on Thursday, November 10, 2022, at 8:00 a.m., Eastern Standard Time, to discuss in greater detail its operations and financial results for the third quarter ended September 30, 2022.

Interested parties can access the conference call via telephone by dialing toll free 1- 877-545-0523 for U.S. callers or +1 973-528-0016 for international callers and entering the entry code: 134954. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2304/47085 or on Sachem’s website at https://ir.sachemcapitalcorp.com/ir-calendar.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call through Thursday, November 24, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and by entering replay passcode: 47085.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2021 filed with the U.S. Securities and Exchange Commission on March 31, 2022, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

(tables follow)

SACHEM CAPITAL CORP.

BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(unaudited)	(audited)
Assets
Assets:
Cash and cash equivalents	$35,464,257	$41,938,897
Investment securities	34,351,374	60,633,661
Mortgages receivable	448,524,665	292,301,209
Interest and fees receivable	5,746,907	3,693,645
Due from borrowers	5,055,146	3,671,016
Real estate owned	5,615,940	6,559,010
Investments in partnerships	22,542,941	6,055,838
Property and equipment, net	3,397,812	2,172,185
Other assets	1,122,342	936,290
Total assets	$561,821,384	$417,961,751

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable (net of deferred financing costs of $8,844,137 and $5,747,387)	$279,557,613	$160,529,363
Repurchase facility	43,100,146	19,087,189
Mortgage payable	750,000	750,000
Line of credit	3,542,853	33,178,031
Accrued dividends payable	—	3,927,600
Accounts payable and accrued liabilities	1,162,170	697,403
Advances from borrowers	9,936,828	15,066,114
Deferred revenue	4,471,800	4,643,490
Total liabilities	342,521,410	237,879,190

Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; 1,903,000 shares of Series A Preferred Stock issued and outstanding	1,903	1,903
Common shares - $.001 par value; 200,000,000 shares authorized; 40,080,672 and 32,730,004 issued and outstanding	40,081	32,730
Paid-in capital	222,520,783	185,516,394
Accumulated other comprehensive loss	(557,541)	(476,016)
Accumulated deficit	(2,705,252)	(4,992,450)
Total shareholders’ equity	219,299,974	180,082,561
Total liabilities and shareholders’ equity	$561,821,384	$417,961,751

SACHEM CAPITAL CORP.

STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Interest income from loans	$11,545,748	$6,094,165	$30,490,694	$15,307,692
Investment gains, net	238,225	532,163	586,166	911,005
Income from partnership investments	523,067	35,983	1,112,560	90,225
Origination and modification fees, net	1,669,034	1,268,624	5,759,650	2,788,498
Fee and other income	641,749	591,441	2,048,921	1,851,031
Unrealized losses on investment securities	(1,076,836)	—	(3,607,498)	—
Total revenue	13,540,987	8,522,376	36,390,493	20,948,451

Operating costs and expenses:
Interest and amortization of deferred financing costs	5,974,975	2,589,847	15,083,228	7,541,536
Compensation, fees and taxes	1,509,518	771,373	3,691,421	2,175,603
Other expenses	90,899	137,607	320,231	248,581
General and administrative expenses	715,994	478,484	1,993,812	1,369,328
Loss (Gain) on sale of real estate	962	94,450	(121,381)	111,545
Impairment loss	195,000	150,000	790,500	469,000
Total operating costs and expenses	8,487,348	4,221,761	21,757,811	11,915,593
Net income	5,053,639	4,300,615	14,632,682	9,032,858
Preferred stock dividend	(921,766)	(913,791)	(2,765,297)	(932,089)
Net income attributable to common shareholders	4,131,873	3,386,824	11,867,385	8,100,769

Other comprehensive loss
Unrealized gain (loss) on investment securities	(131,569)	(500,188)	(81,525)	(611,998)
Comprehensive income	$4,000,304	$2,886,636	$11,785,860	$7,488,771
Basic and diluted net income per common share outstanding:
Basic	$0.11	$0.12	$0.32	$0.32
Diluted	$0.11	$0.12	$0.32	$0.32
Weighted average number of common shares outstanding:
Basic	38,829,610	27,973,249	36,723,305	24,968,885
Diluted	38,829,852	27,977,095	36,729,184	24,972,837

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Nine Months Ended
	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,632,682	$9,032,858
Adjustments to reconcile net income to net
cash provided by operating activities:
Amortization of deferred financing costs and bond discount	1,664,822	839,418
Write-off of deferred financing costs	—	72,806
Depreciation expense	66,533	61,286
Stock based compensation	357,321	126,632
Impairment loss	790,500	469,000
(Gain) Loss on sale of real estate	(121,381)	111,545
Unrealized loss on investment securities	3,607,498	(212,449)
Loss on sale of investment securities	148,565	—
Debt Forgiveness	—	(257,845)
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(2,154,704)	(885,380)
Other assets - other receivables	(418,176)	(361,084)
Due from borrowers	(1,505,785)	(1,405,352)
Other assets - prepaid expenses	153,842	(14,500)
(Decrease) increase in:
Accounts payable and accrued liabilities - accrued interest	431,110	(3,344)
Accounts payable and accrued liabilities - accounts payable and accrued expenses	53,818	(179,992)
Deferred revenue	(171,690)	1,779,960
Advances from borrowers	(5,129,286)	8,201,117
Total adjustments	(2,227,013)	8,341,818

NET CASH PROVIDED BY OPERATING ACTIVITIES	12,405,669	17,374,676

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(39,715,900)	(160,896,229)
Proceeds from the sale of investment securities	62,160,599	141,709,658
Purchase of interests in investment partnerships, net	(16,487,103)	(1,804,217)
Proceeds from sale of real estate owned	1,571,467	1,839,977
Acquisitions of and improvements to real estate owned, net	(101,168)	(333,435)
Purchase of property and equipment	(1,292,160)	(817,785)
Security deposits held	—	(11,416)
Principal disbursements for mortgages receivable	(252,370,675)	(154,810,007)
Principal collections on mortgages receivable	95,173,969	90,463,016
Other assets - costs in connection with SPAC offering	(166,360)	(281,191)
NET CASH USED FOR INVESTING ACTIVITIES	(151,227,331)	(84,941,629)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayment of) line of credit	(29,635,178)	2,000,511
Net proceeds from repurchase facility	24,012,957	—
Repayment of mortgage payable	—	(767,508)
Accounts payable and accrued liabilities - principal payments on other notes	(20,161)	(17,184)
Dividends paid on common shares	(13,507,787)	(8,778,392)
Dividends paid on Series A Preferred Stock	(2,765,297)	(932,089)
Financings costs incurred	—	(450,651)
Proceeds from issuance of common shares, net of expenses	36,654,419	30,883,928
Proceeds from issuance of Series A Preferred Stock, net of expenses	—	45,462,626
Gross proceeds from issuance of fixed rate notes	122,125,000	—
Financings costs incurred in connection with fixed rate notes	(4,516,931)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	132,347,022	67,401,241

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,474,640)	(165,712)

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	41,938,897	19,408,028

CASH AND CASH EQUIVALENTS - END OF PERIOD	$35,464,257	$19,242,316

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

(unaudited)

	Nine Months Ended
	September 30,
	2022	2021
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Interest paid	$13,012,805	$6,745,109

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the period ended September 30, 2022 amounted to $1,091,348.